UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 14, 2013 (November 12, 2013)

LABSTYLE INNOVATIONS CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-186054	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Gibor Sport Tower (23rd Floor)

7 Menahem Begin Street

Ramat Gan, Israel 52681

(Address of Principal Executive Offices)

(972)-(3)-6222929

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2013, the Board of Directors of LabStyle Innovations Corp. (the “Company”) appointed Dennis M. McGrath to its Board of Directors. Mr. McGrath has been named to the Audit Committee of the Company’s Board of Directors.

Mr. McGrath has not been involved in any transaction with the Company that would require disclosure under Item 404(a) of the Regulation S-K.

Below is Mr. McGrath’s biography:

Dennis M. McGrath, 56, was appointed to our Board of Directors on November 12, 2013. Mr. McGrath is the President and Chief Financial Officer, and a member of the Board of Directors, of PhotoMedex, Inc. (NasdaqGS: PHMD), a global medical device and specialty pharmaceutical company. Upon completion of the PhotoMedex’s 2011 merger with Radiancy, Inc., Mr. McGrath reassumed his role of Chief Financial Officer in addition to President and board director of PhotoMedex, to which he was appointed in July 2009. Mr. McGrath was the Chief Executive Officer of PhotoMedex from July 2009 through December 2011, the date of the merger. He had previously served as Chief Financial Officer and vice president, finance and administration of PhotoMedex from January 2000 through June 2009. He has held several senior-level positions in prior endeavors of public companies, including, from February 1999 to January 2000, serving as the Chief Operating Officer of Internet Practice, the largest division for AnswerThink Consulting Group, Inc., a company specializing in business consulting and technology integration. Concurrently, from August 1999 until January 2000, Mr. McGrath served as Chief Financial Officer of Think New Ideas, Inc., a company specializing in interactive marketing services and business solutions. In addition to the financial reporting responsibilities, he was responsible for the merger integration of Think New Ideas, Inc. and AnswerThink Consulting Group, Inc. Prior to that, from September 1996 to February 1999, Mr. McGrath was Chief Financial Officer and executive vice-president of operations of TriSpan, Inc., an internet commerce solutions and technology consulting company that was acquired by AnswerThink Consulting Group, Inc. in 1999. Mr. McGrath is currently a director of Noninvasive Medical Technologies, Inc. and serves on the Board of Advisors of Taylor University. Mr. McGrath graduated maxima cum laude with a B.S. in accounting from LaSalle University in 1979.

We believe Mr. McGrath is qualified to serve on our Board of Directors due to his significant experience in the medical device industry as well as his experience in operating public companies and accounting.

Item 8.01	Other Events

On November 14, 2013, the Company issued a press release announcing the appointment of Mr. McGrath to its Board of Directors. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated November 14, 2013, regarding the appointment of Mr. McGrath to the Company’s Board of Directors.

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Cautionary Note Regarding Forward-Looking Statements

This Current Report of the Company and its exhibits contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “plan,” “project,” “potential,” “seek,” “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate” or “continue” are intended to identify forward-looking statements. Readers are cautioned that certain important factors may affect the Company’s actual results and could cause such results to differ materially from any forward-looking statements that may be made in this Current Report. Factors that may affect the Company’s results include, but are not limited to, the actual negotiations with and performance of the executives and consultant named herein. Additional factors that could cause or contribute to differences between the Company’s actual results and forward-looking statements include, but are not limited to, those risks discussed in the Company’s filings with the U.S. Securities and Exchange Commission. Readers are cautioned that actual results may differ significantly from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2013	LABSTYLE INNOVATIONS CORP.

	By:	/s/ Erez Raphael
Name: Erez Raphael Title: President and Chief Executive Officer

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